Exhibit 99.1

FOR IMMEDIATE RELEASE
Stoneridge Reports First Quarter 2026 Results

Q1 Performance Demonstrates Solid Progress
Continued Strong Momentum with Program Awards for MirrorEye® and Electronic Controls

NOVI, Mich. – May 7, 2026– Stoneridge, Inc. (NYSE: SRI) today announced financial results for the first quarter ended March 31, 2026.
2026 First Quarter Results
•Sales of $160.8 million
◦Growth of 9.2% vs. Q4 2025
•Gross profit of $35.0 million (21.7% of sales)
◦Gross margin improvement of 400 basis points vs. adjusted gross margin of Q4 2025
•Operating loss of $(9.0) million ((5.6)% of sales)
•Adjusted operating loss of $(3.0) million ((1.8)% of sales)
◦Adjusted operating margin improvement of 180 basis points vs. Q4 2025
•Loss from continuing operations of $(14.6) million ((9.1)% of sales)
◦Adjusted loss from continuing operations of $(8.5) million ((5.3)% of sales)
•Net loss of $(27.0) million ((16.8)% of sales)
◦Includes loss on disposal of sale of Control Devices of $9.2 million
•Adjusted net loss of $(20.9) million ((13.0)% of sales)
•Adjusted EBITDA of $2.0 million (1.3% of sales)

2026 Full-Year Guidance
•Updating guidance to reflect the incremental impact of the contract manufacturing revenue associated with the sale of Control Devices (the “Mexico Supply Agreement”)
◦Revenue guidance of $645 million - $670 million, an increase of $20 million vs. prior expectations
◦Adjusted operating margin guidance of approximately break-even to 0.5%, an increase of approximately 50 basis points vs. prior expectations
•Reaffirming full-year adjusted EBITDA guidance of $20 million - $25 million
◦Previous EBITDA guidance incorporated the full impact of the Mexico Supply Agreement as non-operating other income, net
The exhibits attached hereto provide reconciliation details on normalizing adjustments of non-GAAP financial measures used in this press release.
“The first quarter represents solid progress to start the year and an important step forward in executing our long-term strategy,” said Natalia Noblet, president and chief executive officer. “Our results were driven by improved manufacturing performance, reduced quality-related costs, favorable net tariff recoveries, and cost control across the organization. MirrorEye continues to be a key growth driver, delivering record first quarter sales and accelerating momentum with global OEMs in the commercial vehicle end markets. We remain focused on driving earnings expansion as we capitalize on our portfolio of advanced technologies and drive cost efficiencies to improve profitability.”
Noblet continued, “Our priority is to deliver outstanding value to customers while collaborating with our partners to advance next-generation technologies for safer and more efficient transportation. Today, we are announcing two major business awards totaling over $135 million of estimated lifetime revenue, including an OEM-integrated MirrorEye program with our fourth North American OEM customer, and a next-generation electronic controls program for a global off-highway manufacturer. These awards highlight our ability to deliver reliable, high-performance solutions for our customers while continuing to build on our strong backlog of growth products."
2026 Quarter in Review
Electronics first quarter sales of $144.9 million increased by $11.6 million, or 8.7%, relative to the fourth quarter of 2025. This was primarily driven by higher sales in the European and North American commercial vehicle end markets, including MirrorEye, incremental contract manufacturing revenue related to the sale of Control Devices, and higher off-highway sales. First quarter adjusted operating margin of 2.8% increased by 260 basis points compared to the fourth quarter of 2025, primarily driven by contribution on higher sales, lower direct material and overhead costs, including net tariff-related recoveries, partially offset by higher SG&A and D&D costs.
Relative to the first quarter of 2025, Electronics first quarter sales increased by $4.3 million, or 3.1%. This was primarily driven by favorable foreign translation impact of $12.9 million, higher MirrorEye sales, incremental contract manufacturing revenue, and higher sales in the North American commercial vehicle and European off-highway end markets. These increases were partially offset by lower sales in the European commercial vehicle end market, including lower sales for the Smart 2 tachograph due to the end of a regulatory retrofit campaign. First quarter adjusted operating margin of 2.8% decreased by 210 basis points compared to the first quarter of 2025, primarily driven by higher material costs due to sales mix and the impact of foreign currency, offset by lower D&D and quality-related costs.
Stoneridge Brazil first quarter sales of $18.1 million increased by $1.6 million, or 9.4%, relative to the fourth quarter of 2025, primarily driven by higher OEM sales in the Brazilian market and favorable foreign currency translation. First quarter adjusted operating income of $1.7 million, or 9.5% of sales, increased by $0.4 million, or 140 basis points, relative to the fourth quarter of 2025, primarily driven by fixed cost leverage on higher sales and lower SG&A costs, partially offset by unfavorable sales mix from a lower proportion of monitoring fees.
Relative to the first quarter of 2025, Stoneridge Brazil first quarter sales increased by $3.7 million, or 25.9%. This increase was primarily driven by higher OEM sales in the Brazilian market and the foreign currency translation impact of approximately $1.6 million. First quarter adjusted operating income of $1.7 million, or 9.5% of sales, increased $1.1 million, or 550 basis points, compared to the first quarter of 2025 primarily due to contribution from higher sales and lower material costs.
Cash and Debt Balances
As of March 31, 2026, Stoneridge had cash and cash equivalents totaling $70.5 million and total debt of $156.5 million resulting in net debt of $85.9 million. Net debt improved by $42.0 million compared to December 31, 2025 primarily from the use of proceeds from the sale of Control Devices to pay down debt.
Bob Hartman, interim chief financial officer, commented, “We remain focused on driving strong cash flow conversion through disciplined working capital management and capital expenditures. As part of this effort, we reduced inventory balances by approximately $16 million compared to the first quarter of prior year. Recently, we also initiated a process to refinance our existing credit facility to better align our capital structure with the current Company structure. The refinancing will provide financial flexibility as well as support our future growth initiatives. We expect to complete this process by November of this year.”

2026 Outlook
The Company is updating its full-year revenue and operating guidance ranges to reflect the incremental impact of contract manufacturing revenue from the Mexico Supply Agreement related to the sale of Control Devices. This agreement was previously guided as non-operating other income, net and therefore only included in our adjusted EBITDA guidance. The Company is reaffirming its previously provided full-year EBITDA guidance.
Hartman commented, “We are first reaffirming our base full-year guidance, supported by the solid start to the year and continued execution across our business. While macroeconomic volatility and inflationary pressures persist, we remain confident in our initial outlook and the meaningful progress we are making across our key initiatives. We also remain focused on driving organizational efficiencies and have already taken decisive actions to reduce structural costs to better align our cost base with the Company’s current scale, positioning us to deliver sustainable long-term performance.”
Hartman continued, “We are also updating our guidance to reflect contract manufacturing revenue from the Mexico Supply Agreement. While the estimated benefit of this agreement was previously included in our adjusted EBITDA guidance as non-operating other income, net, we are updating our full-year revenue guidance by $20 million to reflect the estimated impact. We are also updating our overall adjusted operating margin guidance by approximately 50 basis points.”
As a result, the Company is updating its full-year revenue guidance to $645 million to $670 million and adjusted operating margin guidance to approximately break-even to 0.5%. The Company is reaffirming its adjusted gross margin guidance to 21.5% to 22.0% and adjusted EBITDA guidance of $20 million to $25 million.
Conference Call on the Web
A live Internet broadcast of Stoneridge’s conference call regarding 2026 first quarter results can be accessed at 9:00 a.m. Eastern Time on Thursday, May 7, 2026, at www.stoneridge.com, which will also offer a webcast replay.
About Stoneridge, Inc.
Stoneridge, Inc., headquartered in Novi, Michigan, is a global supplier of safe and efficient electronic systems and technologies. Our systems and products power vehicle intelligence, while enabling safety and security for on- and off-highway transportation sectors around the world. Additional information about Stoneridge can be found at www.stoneridge.com.
Forward-Looking Statements
Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this press release and may include statements regarding the intent, belief or current expectations of the Company, with respect to, among other things, our (i) future product and facility expansion, (ii) strategic focus following the sale of the Control Devices segment, (iii) acquisition strategy, (iv) investments and new product development, (v) growth opportunities related to awarded business, and (vi) operational expectations. Forward-looking statements may be identified by the words “will,” “may,” “should,” “could,” “would,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by these statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:
•the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•fluctuations in the cost and availability of key materials and components (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and our ability to offset cost increases through negotiated price increases with our customers or other cost reduction actions, as necessary;
•global economic trends, competition and geopolitical risks, including impacts from ongoing or potential global conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries;
•tariffs specifically in countries where we have significant direct or indirect manufacturing or supply chain exposure and our ability to either mitigate the impact of tariffs or pass any incremental costs to our customers;
•our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions;
•the reduced purchases, loss, financial distress or bankruptcy of a major customer or supplier;
•the costs and timing of business realignment, facility closures or similar actions;
•a significant change in commercial, automotive, off-highway or agricultural vehicle production;
•competitive market conditions and resulting effects on sales and pricing;
•foreign currency fluctuations and our ability to manage those impacts;
•customer acceptance of new products;
•our ability to successfully launch/produce products for awarded business;
•adverse changes in laws, government regulations or market conditions affecting our products, our suppliers, or our customers’ products;
•our ability to protect our intellectual property and successfully defend against assertions made against us;
•liabilities arising from warranty claims, product recall or field actions, product liability and legal proceedings to which we are or may become a party, or the impact of product recall or field actions on our customers;
•labor disruptions at our facilities, or at any of our significant customers or suppliers;
•business disruptions due to natural disasters or other disasters outside of our control;
•the amount of our indebtedness and the restrictive covenants contained in the agreements governing our indebtedness, including our revolving credit facility;
•capital availability or costs, including changes in interest rates;
•refinancing risk and access to capital markets and liquidity;
•the failure to achieve the successful integration of any acquired company or business;
•risks related to a failure of our information technology systems and networks, and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions;
•as a result of the sale of the Company's Control Devices business in January 2026, the Company will operate as a two-segment business; the 2025 financial statements are not representative of the Company's future operating profile; and
•the items described in Part I, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-K.
The forward-looking statements contained herein represent our estimates only as of the date of this filing and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update these forward-looking statements at some point in the future, except as required by law, we specifically disclaim any obligation to do so, whether to reflect actual results, changes in assumptions, changes in other factors affecting such forward-looking statements or otherwise.

Use of Non-GAAP Financial Information
This press release contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. The provision of these non-GAAP financial measures for 2026 and 2025 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this press release and the adjustments that management can reasonably estimate.
In evaluating its business, the Company considers and uses free cash flow and net debt as supplemental measures of its liquidity and the other non-GAAP financial measures as supplemental measures of its operating performance. Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net loss from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods.
Adjusted gross profit and margin, adjusted operating income (loss) and margin, adjusted income (loss) before tax, adjusted income tax expense (benefit), adjusted net income loss from continuing operations, adjusted net income (loss), adjusted EPS, EBITDA, adjusted EBITDA, and net debt should not be considered in isolation or as a substitute for gross profit, operating income (loss), income (loss) before tax, income tax expense (benefit), loss from continuing operations, net income (loss), EPS, debt, cash and cash equivalents, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP.
For more information, contact Kelly K. Harvey, Director Investor Relations (Kelly.Harvey@Stoneridge.com).

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	March 31, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$70,536	$53,057
Accounts receivable, less reserves of $296 and $325, respectively	141,051	89,019
Inventories, net	111,252	106,422
Prepaid expenses and other current assets	25,202	26,956
Current assets of discontinued operations	—	106,044
Total current assets	348,041	381,498
Long-term assets:
Property, plant and equipment, net	60,231	62,659
Intangible assets, net	35,509	37,632
Goodwill	36,959	37,590
Operating lease right-of-use asset	9,020	9,570
Investments and other long-term assets, net	22,545	22,167
Total long-term assets	164,264	169,618
Total assets	$512,305	$551,116

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$103,494	$62,398
Accrued expenses and other current liabilities	68,230	65,131
Current liabilities of discontinued operations	—	34,688
Total current liabilities	171,724	162,217
Long-term liabilities:
Revolving credit facility	156,470	180,942
Deferred income taxes	8,967	9,972
Operating lease long-term liability	6,190	6,601
Other long-term liabilities	11,815	11,605
Total long-term liabilities	183,442	209,120
Preferred Shares, without par value, 5,000 shares authorized, none issued	—	—
Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 28,236 and 28,018 shares outstanding at March 31, 2026 and December 31, 2025, respectively, with no stated value	—	—
Additional paid-in capital	215,639	219,186
Common Shares held in treasury, 730 and 948 shares at March 31, 2026 and December 31, 2025, respectively, at cost	(20,341)	(27,457)
Retained earnings	50,190	77,150
Accumulated other comprehensive loss	(88,349)	(89,100)
Total shareholders' equity	157,139	179,779
Total liabilities and shareholders' equity	$512,305	$551,116

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
(in thousands, except per share data)	2026	2025

Net sales	$160,847	$149,057
Costs and expenses:
Cost of goods sold	125,891	113,807
Selling, general and administrative	32,529	25,865
Design and development	11,405	13,691
Operating loss	(8,978)	(4,306)
Interest expense, net	3,685	3,242
Equity in loss (earnings) of investee	231	(294)
Other expense (income), net	470	(825)
Loss before income taxes from continuing operations	(13,364)	(6,429)
Provision for income taxes from continuing operations	1,218	1,575
Loss from continuing operations	(14,582)	(8,004)
Discontinued operations:
Loss (income) from discontinued operations, net of tax	3,180	(808)
Loss on disposal, net of tax	9,198	—
Loss (income) from discontinued operations	12,378	(808)
Net loss	$(26,960)	$(7,196)

Loss per share from continuing operations:
Basic	$(0.52)	$(0.29)
Diluted	$(0.52)	$(0.29)

(Loss) income per share from discontinued operations:
Basic	$(0.44)	$0.03
Diluted	$(0.44)	$0.03

Loss per share from Stoneridge Inc.:
Basic	$(0.97)	$(0.26)
Diluted	$(0.97)	$(0.26)

Weighted-average shares outstanding:
Basic	27,898	27,680
Diluted	27,898	27,680

Regulation G Non-GAAP Financial Measure Reconciliations

Exhibit 1 – Reconciliation of Adjusted Gross Profit

(USD in millions)	Q4 2025	Q1 2026
Gross Profit	$26.0	$35.0

Add: Pre-Tax Business Realignment Costs	0.1	—
Adjusted Gross Profit	$26.0	$35.0

Exhibit 2 - Reconciliation of Adjusted Operating Loss

Reconciliation of Adjusted Operating Loss
(USD in millions)	Q4 2025	Q1 2026
Operating Loss	$(5.5)	$(9.0)

Add: Pre-Tax Business Realignment Costs	0.1	0.4
Add: Pre-Tax Share-Based Compensation Accelerated Vesting	—	3.2
Add: Pre-Tax Control Devices Sale Transaction Bonuses	—	2.0
Add: Pre-Tax Brazilian Indirect Taxes	—	0.4
Adjusted Operating Loss	$(5.4)	$(3.0)

Exhibit 3 – Reconciliation of Q1 Adjusted Tax Rate

(USD in millions)	Q1 2026	Tax Rate
Loss Before Tax	$(13.4)

Add: Pre-Tax Business Realignment Costs	0.4
Add: Pre-Tax Share-Based Compensation Accelerated Vesting	3.2
Add: Pre-Tax Control Devices Sale Transaction Bonuses	2.0
Add: Pre-Tax Brazilian Indirect Taxes	0.4
Add: Pre-Tax Deferred Financing Fee Write-Off	0.2
Adjusted Loss Before Tax	$(7.2)

Income Tax Expense	$1.2	(9.1)%
Add: Tax Impact from Pre-Tax Adjustments	0.1
Add: After-Tax Impact of Valuation Allowances, net	—
Adjusted Income Tax Expense on Adjusted Loss Before Tax	$1.4	(19.0)%

Exhibit 4 - Reconciliation of Adjusted Net Loss and EPS

Reconciliation of Q1 2026 Adjusted Net Income and EPS
(USD in millions, except EPS)	Q1 2026	Q1 2026 EPS
Net Loss	$(27.0)	$(0.97)

Add: After-Tax Business Realignment Costs	0.4	0.01
Add: After-Tax Share-Based Compensation Accelerated Vesting	3.2	0.12
Add: After-Tax Control Devices Sale Transaction Bonuses	2.0	0.07
Add: After-Tax Brazilian Indirect Taxes	0.3	0.01
Add: After-Tax Deferred Financing Fee Write-Off	0.2	0.01
Adjusted Net Loss	$(20.9)	$(0.75)

Exhibit 5 – Reconciliation of Adjusted EBITDA

Reconciliation of Adjusted EBITDA
(USD in millions)	Q4 2025	Q1 2026
Loss Before Income Taxes from Continuing Operations	$(5.3)	$(13.4)

Interest expense, net	3.5	3.7
Depreciation and amortization	5.0	5.7
EBITDA	$3.2	$(4.0)

Add: Pre-Tax Business Realignment Costs	0.1	0.4
Add: Pre-Tax Share-Based Compensation Accelerated Vesting	—	3.2
Add: Pre-Tax Control Devices Sale Transaction Bonuses	—	2.0
Add: Pre-Tax Brazilian Indirect Taxes	—	0.4
Adjusted EBITDA	$3.2	$2.0

Exhibit 6 – Segment Adjusted Operating Income

Reconciliation of Electronics Adjusted Operating Income
(USD in millions)	Q1 2025	Q4 2025	Q1 2026
Electronics Operating Income	$5.5	$0.2	$3.7

Add: Pre-Tax Business Realignment Costs	1.4	0.1	0.4
Electronics Adjusted Operating Income	$6.9	$0.3	$4.1

Reconciliation of Stoneridge Brazil Adjusted Operating Income
(USD in millions)	Q1 2025	Q4 2025	Q1 2026
Stoneridge Brazil Operating Income	$0.6	$1.3	$1.3

Add: Pre-Tax Brazilian Indirect Taxes	—	—	0.4
Stoneridge Brazil Adjusted Operating Income	$0.6	$1.3	$1.7

Exhibit 7 – Reconciliation of Net Debt

(USD in millions)	Q4 2025	Q1 2026
Total Debt	$180.9	$156.5

Cash and Cash Equivalents	53.1	70.5
Net Debt	$127.9	$85.9